Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 26, 2015 with respect to the consolidated financial statements of Regency Energy Partners LP and subsidiaries incorporated by reference in the Current Report on Form 8-K dated March 2, 2015 of Energy Transfer Partners, L.P., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Dallas, Texas

May 1, 2015